Exhibit 99.1

Hologic to Divest Blood Screening Business to Partner Grifols for $1.85 Billion

– Transaction Strengthens Hologic’s Efforts to Build a Sustainable Growth Company –

– Deal Accelerates Company’s Top- and Bottom-Line Growth Rates, Increases Financial Flexibility –

MARLBOROUGH, Mass. (December 14, 2016) – Hologic, Inc. (Nasdaq: HOLX) has entered into a definitive agreement to sell its share of its blood screening business to long-time commercial partner, Grifols (MCE: GRF, MCE: GRF.P and NASDAQ: GRFS), for gross proceeds of $1.85 billion in cash, the Company announced today. The transaction has been approved by the boards of directors of both companies.

“Divesting our share of our blood screening business to Grifols will strengthen our efforts to build a sustainable growth company by accelerating top- and bottom-line growth rates, while significantly increasing financial flexibility,” said Steve MacMillan, the Company’s Chairman, President and Chief Executive Officer. “We are immensely proud of the contributions we have made to global blood safety over nearly 20 years. But at the same time, we believe that the business and our blood screening employees are best positioned to succeed under a single owner, and that this sale to Grifols provides excellent value for Hologic and our shareholders.”

Hologic and Grifols are the global leader in molecular blood screening, and have collaborated since 1998 through their respective predecessor companies. In the collaboration, Hologic is primarily responsible for research and development and manufacturing of the Procleix blood screening products, while Grifols is responsible for commercialization worldwide. The companies share revenue from the products, which are molecular assays and instruments that are used by blood banks around the world to screen donated blood, prior to transfusion, for viruses including HIV, hepatitis C and B, West Nile and Zika.

Under the agreement, Grifols will receive a fully paid-up license to certain of Hologic’s intellectual property for use in the blood screening field. Approximately 175 people, mainly in operations and research and development, will transfer to Grifols, along with Hologic’s blood screening manufacturing facility in Rancho Bernardo, California. Hologic will retain the engineering expertise that led to the development of the fully automated TIGRIS® and Panther® systems, but will partner with Grifols to ensure that blood screening customers continue to benefit from state-of-the-art instrumentation over the long term.

For all of Hologic’s fiscal 2017, the Company’s share of the blood screening business was forecast to contribute approximately $240 million of revenue, GAAP diluted earnings per share (EPS) of $0.19, and non-GAAP diluted EPS of $0.34. Hologic expects to update its financial guidance for fiscal 2017 after the transaction closes. A reconciliation of GAAP to non-GAAP EPS is shown under “Non-GAAP Financial Measures” later in this press release.

The transaction is expected to close in the first quarter of calendar 2017, subject to customary conditions such as the expiration or termination of any applicable waiting periods under antitrust laws.

Morgan Stanley & Co. LLC is serving as financial adviser to Hologic, while Gibson, Dunn & Crutcher LLP is serving as legal adviser.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss this transaction. Approximately 10 minutes before the call, dial 877-795-3610 (U.S. and Canada) or 719-325-4776 (international) and enter access code 3837366. A replay will be available starting two hours after the call ends through January 13, 2017 at 888-203-1112 (U.S. and Canada) or 719-457-0820 (international), access code 3837366, pin 9876. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products. The Company’s core business units focus on diagnostics, breast health, GYN surgical, and skeletal health. With a unified suite of technologies and a robust research and development program, Hologic is dedicated to The Science of Sure. For more information on Hologic, visit www.hologic.com.

Hologic, The Science of Sure, TIGRIS, Panther and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries. Procleix is a trademark of Grifols.

Non-GAAP Financial Measures

This press release discusses non-GAAP diluted EPS, which is a non-GAAP financial measure. The Company’s definition of non-GAAP diluted EPS may differ from similarly titled measures used by others. The Company defines its non-GAAP EPS presented in this press release to exclude the amortization of intangible assets and income taxes related to such adjustment.

Non-GAAP diluted EPS adjusts for specified items that may be non-cash, or can be highly variable or difficult to predict. In the context of forward-looking statements, the non-GAAP financial measures facilitate period-to-period comparisons by excluding the effects of events that have occurred in the past or may occur in the future and have accounting consequences that can mask underlying operational trends, such as acquisitions, restructurings, debt extinguishment and impairments.

This non-GAAP financial measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of GAAP to non-GAAP EPS presented in this press release is shown below:

GAAP blood screening contribution to net income per share	$0.19
Amortization of intangible assets	$0.24
Tax impact of exclusion	$(0.09)
Non-GAAP blood screening contribution to net income per share	$0.34

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company’s non-GAAP EPS forecast as described in this press release.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company’s outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of this date and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company and Grifols to secure the required regulatory approvals for this transaction; the ability of the Company to realize anticipated benefits of future strategic alliances; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company’s business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Michael Watts

Vice President, Investor Relations and Corporate Communications

(858) 410-8588

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